IntelGenx and RedHill Biopharma Announce RIZAPORT™
Commercialization Term Sheet with Grupo Juste for Spain and
Additional Potential Territories

Saint-Laurent, Canada – March 29 2016 – IntelGenx Corp., (TSXV: IGX) (OTCQX: IGXT), and RedHill Biopharma Ltd. (NASDAQ: RDHL) (TASE: RDHL), today announced the binding term sheet agreement with Grupo Juste S.A.Q.F for the commercialization of RIZAPORT™, a unique oral thin film for the treatment of acute migraines in the country of Spain. The definitive agreement plans to be signed within 60 days of the execution of the binding term sheet. Financial terms of the agreement were not disclosed.

IntelGenx further announced that the previously announced new U.S. formulation patent covering RIZAPORT™ will be issued by the U.S. Patent and Trademark Office (USPTO) on April 5, 2016. The patent, 9,301,948 is valid until 2034.

Grupo Juste is a prominent private Spanish company with over 90 years of experience in the research, development and commercialization of proprietary pharmaceutical products, including migraine and other central nervous system (CNS) drugs, in Europe, Latin America and other territories.

According to the term sheet, Grupo Juste will have obtained exclusive rights to market and sell RIZAPORTTM in Spain. In exchange, IntelGenx and RedHill will receive upfront and milestone payments, together with a share of the profits of commercialization. Commercial launch in Spain is estimated to take place in the second half of 2017. The initial term of the definitive agreement shall be for ten years from the date of first commercial sale of the product and shall automatically renew for one additional two-year term. The binding term sheet will give Grupo Juste the territory of Spain, with the right of first refusal for Belize, Caribbean, Chile, Colombia, Costa Rica, Dominican Republic, El Salvador, Guatemala, Honduras, Mexico, Nicaragua, Panama, Middle East and Morocco.

“We are most pleased to take this step towards our first of many potential commercial agreements for RIZAPORT™,” said Dr. Horst G. Zerbe, President and CEO of IntelGenx. “We will be working very hard with our partners at RedHill and Grupo Juste to make sure we bring this much needed product to patients suffering from migraines. The execution of this term sheet is the beginning for IntelGenx as we look forward to aggressively begin concluding agreements in bringing our innovative oral film products such as RIZAPORT™ to the global market.”

Dr. Zerbe further added, “With the issuance of the Rizatriptan patent by the USTPO, we achieved a very significant milestone as it will give protection to the product and the underlying technology which will further enable promoting RIZAPORT™ to a future partner for the U.S. market.”

Inés Juste, President of Grupo JUSTE added: “We are extremely satisfied to announce the planned arrival of this new formulation of a leading treatment for migraine. Our partners, IntelGenx and RedHill possess a deep knowledge in the pharmaceutical industry including strong leadership in innovative formulations that improve the compliance and the administration pattern of gold standard drugs. This term sheet should allow Grupo JUSTE to bring this new comprehensive treatment to Spain and potentially some Latin American and Middle East countries and to reinforce its presence in Neurology.”

Background on RIZAPORT™:
IntelGenx and its co-development partner, RedHill Biopharma Ltd. submitted a New Drug Application (NDA) to the FDA in 2013 seeking marketing approval of RIZAPORT™ in the U.S. In 2014, the companies received a Complete Response Letter (CRL) from the FDA which raised questions primarily related to CMC. It is noted that no deficiency was raised relating to the safety or bio-equivalence data of RIZAPORT™. IntelGenx and RedHill reported that they believe that FDA approval of the RIZAPORT™ NDA is subject to the satisfactory resolution of the remaining CMC questions. IntelGenx and RedHill continue their cooperative effort to work with the FDA in order to address and resolve all remaining CMC questions and to secure a compliant source of the raw material.

About RIZAPORT™:
RIZAPORT™ is a proprietary oral thin film formulation of rizatriptan benzoate, a 5-HT1 receptor agonist and the active drug in Merck & Co.’s Maxalt®. RIZAPORT™ 5mg and 10mg was approved for marketing in Germany in October 2015, under the European Decentralized Procedure. A New Drug Application for RIZAPORT™ was also filed with the U.S. FDA in 2013 and a CRL was received in 2014. Rizatriptan is considered one of the most effective oral triptans, a class of molecules that constricts blood vessels in the brain to relieve swelling and other migraine symptoms. The worldwide annual sales of triptans were estimated to have exceeded $870 million in 20141. RIZAPORT™ is based on IntelGenx's proprietary “VersaFilm™” technology. It dissolves rapidly and releases its active ingredient in the mouth, leading to efficient absorption of the drug through the gastrointestinal tract. The administration method of the RIZAPORT™ oral thin film, which does not require the patient to swallow a pill or consume water, along with its pleasant flavor, presents a potentially attractive therapeutic alternative for many migraine patients, including those who suffer from migraine-related nausea, estimated to be approximately 80% of the total migraine patient population.

About Grupo Juste S.A.Q.F:
Grupo JUSTE is a Spanish corporate group with more than 90 years’ experience in research, development and distribution of drugs and active pharmaceutical ingredients. Its activity is aimed at improving the quality of life of patients, with the Central Nervous System therapies as one of its main areas of expertise since 1990 and a core strategic focus for the group.

Grupo JUSTE has two areas of activity: the Pharmaceutical Division, with broad experience in Radiology, Gynaecology, Primary Care and the Central Nervous System; and Justesa Imagen, a fine-chemicals company committed to the research, development and production of active pharmaceutical ingredients, with substantial expertise in contrast media. The group has a significant presence in all the major world markets, directly or through partnerships with leading pharmaceutical companies. For more information, please visit: www.grupojuste.com

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About RedHill Biopharma Ltd.:
RedHill Biopharma Ltd. (NASDAQ/TASE: RDHL) is a biopharmaceutical company headquartered in Israel, primarily focused on the development and commercialization of late clinical-stage, proprietary, orally-administered, small molecule drugs for the treatment of inflammatory and gastrointestinal diseases, including cancer. RedHill’s current pipeline of proprietary products includes: (i) RHB-105 - an oral combination therapy for the treatment of Helicobacter pylori infection with successful results from a first Phase III study; (ii) RHB-104 - an oral combination therapy for the treatment of Crohn's disease with an ongoing first Phase III study and an ongoing proof-of-concept Phase IIa study for multiple sclerosis; (iii) BEKINDA™ (RHB-102) - a once-daily oral pill formulation of ondansetron with an ongoing Phase III study in the U.S. for acute gastroenteritis and gastritis and a planned Phase II study for IBS-D; (iv) RHB-106 - an encapsulated bowel preparation licensed to Salix Pharmaceuticals, Ltd.; (v) YELIVA™ (ABC294640) - an orally-administered first-in-class SK2 selective inhibitor targeting multiple oncology, inflammatory and gastrointestinal indications with a Phase I/II study initiated for refractory/relapsed diffuse large B-cell lymphoma (DLBCL); (vi) MESUPRON® - a Phase II-stage first-in-class uPA inhibitor, administered by oral capsule, targeting gastrointestinal and other solid tumors; (vii) RP101 - currently subject to an option-to-acquire by RedHill, RP101 is a Phase II-stage first-in-class Hsp27 inhibitor, administered by oral tablet, targeting pancreatic and other gastrointestinal cancers; (viii) RIZAPORT™ (RHB-103) - an oral thin film formulation of rizatriptan for acute migraines, with a U.S. NDA currently under discussion with the FDA and marketing authorization received in Germany in October 2015; and (ix) RHB-101 - a once-daily oral pill formulation of the cardio drug carvedilol.

About IntelGenx:
IntelGenx is a leading drug delivery company focused on the development of innovative products based on its proprietary oral drug delivery technologies.

Established in 2003, the Montreal-based company, listed on the TSX-V and OTC-QX, develops innovative oral drug delivery solutions based on its proprietary platform technologies, VersaFilmTM, VersaTabTM and AdVersaTM.

IntelGenx has developed a broad and diverse product portfolio addressing unmet market needs and offering lifecycle management opportunities. Forfivo XLTM, launched in 2012, is the first and only FDA approved once-daily bupropion HCl 450mg dose in a single tablet for the treatment of major depressive disorder.

IntelGenx highly skilled team provides comprehensive pharmaceuticals services to pharmaceutical partners, including R&D, clinical monitoring, IP protection, analytical method development and regulatory services. IntelGenx state-of-the art manufacturing facility, established for the VersaFilmTM technology platform, supports lab-scale to pilot and commercial-scale production, offering full service capabilities to our clients. More information is available about the company at: www.intelgenx.com.

Forward Looking Statements:
This document may contain forward-looking information about IntelGenx' operating results and business prospects that involve substantial risks and uncertainties. Statements that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. These statements include, but are not limited to, statements about IntelGenx' plans, objectives, expectations, strategies, intentions or other characterizations of future events or circumstances and are generally identified by the words "may," "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "could," "would," and similar expressions. All forward looking statements are expressly qualified in their entirety by this cautionary statement. Because these forward-looking statements are subject to a number of risks and uncertainties, IntelGenx' actual results could differ materially from those expressed or implied by these forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the heading "Risk Factors" in IntelGenx' annual report on Form 10-K, filed with the United States Securities and Exchange Commission and available at www.sec.gov, and also filed with Canadian securities regulatory authorities and www.sedar.com. IntelGenx assumes no obligation to update any such forward-looking statements.

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange), nor the OTCQX accepts responsibility for the adequacy or accuracy of this release.

Source: IntelGenx Technologies Corp.

For more information, please contact:

Edward Miller
Director, IR and Corporate Communications
IntelGenx Corp.
T: +1 514-331-7440 (ext. 217)
edward@intelgenx.com